SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006 (February 15, 2006)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	91-1032187 (I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Exchange of Common Stock for Partnership Units.
The Registrant is the general partner of Red Lion Hotels Limited Partnership (the “Partnership”). Under the Agreement of Limited Partnership, as amended, of the Partnership (“the Partnership Agreement”), the limited partners have the right to put their partnership units (the “Units”) to the Partnership, in which event either (a) the Partnership must redeem the Units for cash, or (b) the Registrant, as general partner, must acquire them for cash or in exchange for an equal number of shares of the Registrant’s common stock.
On February 15, 2006, the Registrant and Richard L. Barbieri and Cara Lyn Tangen, husband and wife (collectively, the “Limited Partner”), entered into a Tenth Amendment to the Agreement of Limited Partnership of the Partnership, pursuant to which the Registrant acquired 8,154 Units from the Limited Partner and issued 8,154 shares of common stock (the “Exchange Stock”) to the Limited Partner in exchange for such Units.
Mr. Barbieri serves as a member of the Board of Directors of the Registrant.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
The information in Item 1.01 of this Form 8-K (with regards to the issuance of the Exchange Stock) is hereby incorporated by reference into this Item 3.02.
The Exchange Stock was issued to the Limited Partner in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

Exhibit No.	Exhibit
10.1	Tenth Amendment to Agreement of Limited Partnership of Red Lion Hotels Limited Partnership

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: February 22, 2006	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Tenth Amendment to Agreement of Limited Partnership of Red Lion Hotels Limited Partnership